                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        AMERICAN BUSINESS PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(LOGO)
                                                AMERICAN BUSINESS PRODUCTS, INC.
                                   POST OFFICE BOX 105684 ATLANTA, GEORGIA 30348
                                                                  (770) 953-8300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 1998

     NOTICE HEREBY IS GIVEN that the 1998 Annual Meeting of Shareholders of American Business Products, Inc. (the "Company") will be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Friday, May 8, 1998 at 11:00 a.m., Atlanta time, for the purpose of considering and voting upon:

          1. A proposal to elect four directors of the Company.

          2. A proposal to amend the American Business Products, Inc. 1993 Directors Stock Incentive Plan to increase the aggregate number of shares authorized for issuance under the Plan from 225,000 to 425,000 shares and to make other operative changes.

          3. A proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

          4. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on March 2, 1998 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                           By Order of the Board of Directors

                                           /s/ Dawn M. Gray
                                           DAWN M. GRAY
                                           Secretary
Atlanta, Georgia
March 20, 1998

     PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. THE PROMPT RETURN OF PROXY CARDS WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

                        AMERICAN BUSINESS PRODUCTS, INC.
                             2100 RIVEREDGE PARKWAY
                                   SUITE 1200
                             ATLANTA, GEORGIA 30328

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 1998

     This Proxy Statement is furnished to the shareholders of American Business Products, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on Friday, May 8, 1998 at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, at 11:00 a.m., Atlanta time.

     The approximate date on which this Proxy Statement and the enclosed form(s) of proxy card are first being sent or given to shareholders is March 20, 1998.

                                     VOTING

GENERAL

     The securities that can be voted at the Annual Meeting consist of the Common Stock of the Company, $2.00 par value per share, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is March 2, 1998. On the record date, 16,162,521 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of votes "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

     In voting with regard to the proposal to elect directors (Proposal 1), shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Georgia law, votes that are withheld will not be counted and will have no effect.

     In voting with regard to the proposal to amend the American Business Products, Inc. 1993 Directors Stock Incentive Plan (Proposal 2), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Georgia law and the rules of the New York Stock Exchange (the "Exchange"). A majority of the shares of Common Stock outstanding on the record date and eligible to be voted at the Annual Meeting must be voted on Proposal 2. Abstentions will count as votes cast. Votes cast favoring Proposal 2 must exceed the sum of the votes cast opposing Proposal 2 and abstentions. As a result, in accordance with the rules of the Exchange, abstentions will have an effect on approval of the proposal.

     In voting with regard to the proposal to ratify the appointment of independent auditors (Proposal 3), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 3 is governed by Georgia law, and the votes cast favoring Proposal 3 must exceed the votes cast opposing Proposal 3, provided a quorum is present. As a result, in accordance with Georgia law, abstentions will not be counted and will have no effect.

     Under the rules of the Exchange that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

PROXIES FOR HOLDERS OF COMMON STOCK

     Proxy cards are being transmitted with this Proxy Statement to all holders of Common Stock of the Company. If the proxy is completed properly and returned by the shareholder and is not revoked, it will be voted at the Annual Meeting in the manner specified thereon. IF THE PROXY IS PROPERLY EXECUTED AND RETURNED BUT WITHOUT INSTRUCTIONS FOR VOTING, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN. Any shareholder who executes and delivers a proxy card may revoke it at any time prior to its use by giving written notice to the Secretary of the Company, or by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person; provided, however, that under the rules of the Exchange, any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with the applicable rules and procedures of the Exchange. The Board of Directors of the Company does not know of any other business to be brought before the Annual Meeting other than that described herein, but it is intended that, as to any such other business, a vote will be cast pursuant to the proxy in accordance with the judgment of the persons named as proxies.

PROXIES FOR PARTICIPANTS IN EMPLOYEE BENEFIT PLANS

     Separate proxy cards are being transmitted to all persons who have shares of Common Stock attributable to their accounts as participants or beneficiaries under the American Business Products, Inc. Profit Sharing Retirement Plan (the "Profit Sharing Plan") and the American Business Products, Inc. Employee Savings Plan (the "Employee Savings Plan"). These proxy cards appoint the respective Trustees for the Profit Sharing Plan and the Employee Savings Plan to vote the shares held for the accounts of the participants or their beneficiaries in the Profit Sharing Plan and the Employee Savings Plan in accordance with the instructions noted thereon. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY IN THE PROFIT SHARING PLAN OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS FOR VOTING, THE TRUSTEES OF THE PROFIT SHARING PLAN WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT OR BENEFICIARY WITH REGARD TO EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN AS THE TRUSTEES DEEM PROPER IN THEIR BEST JUDGMENT. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY IN THE EMPLOYEE SAVINGS PLAN OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS FOR VOTING, THE TRUSTEES OF THE EMPLOYEE SAVINGS PLAN WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT OR BENEFICIARY WITH REGARD TO EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED

HEREIN IN PROPORTION WITH THE VOTES CAST BY THE PARTICIPANTS OR BENEFICIARIES IN THE EMPLOYEE SAVINGS PLAN WHO PROPERLY EXECUTED AND DELIVERED PROXY CARDS TO THE TRUSTEES.

     Any Profit Sharing Plan or Employee Savings Plan participant or beneficiary who executes and delivers a proxy card to the Trustees may revoke it at any time prior to its use by giving written notice to the respective Trustees or by executing and delivering to the Trustees a duly executed proxy card bearing a later date. Under the terms of the Profit Sharing Plan and the Employee Savings Plan, only the Trustees of the plans can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone, facsimile or telegraph. All expenses incurred in connection with the solicitation of proxies will be borne by the Company, including the charges and expenses of brokerage firms, nominees, custodians, fiduciaries and others for forwarding solicitation materials to beneficial owners of Common Stock.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of December 31, 1997 regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, by each executive officer named in the Summary Compensation Table herein and by all directors (including Mr. W.J. Biggers, who will be retiring as a director immediately after the Annual Meeting), nominees, and executive officers of the Company as a group, based on data furnished to the Company by such persons.

                                                               NUMBER OF SHARES           PERCENT OF
NAME                                                         BENEFICIALLY OWNED(1)          CLASS
----                                                         ---------------------        ----------
Curtis Investment Company, LP..............................        1,527,902(2)              9.3%
Lonnie C. Baxter...........................................          240,071(3)              1.5
American Business Products, Inc.
  Profit Sharing Retirement Plan...........................        1,018,861(4)              6.2
R.W. Gundeck...............................................          105,622(5)                *
T. R. Carmody..............................................           91,686(5)                *
Richard G. Smith...........................................            1,250(5)                *
John H. Karr...............................................               27                   *
All directors, nominees, and executive officers of the
  Company as a group (17 persons)..........................          460,940(6)(7)           2.8

---------------

  * Represents less than one percent of the outstanding shares of Common Stock of the Company.

(1) The stock ownership information shown above and in "Proposal 1 -- Election of Directors -- Information Regarding Nominees and Directors" is based upon information furnished to the Company by the named persons. Beneficial ownership as reported in this Proxy Statement has been determined in accordance with regulations of the Securities and Exchange Commission (the "Commission") and includes shares of Common Stock of the Company which may be acquired within 60 days upon the exercise of outstanding stock options. The named persons have sole voting and investment power with regard to the shares shown as beneficially owned by such persons except as otherwise indicated.

(2) Curtis Investment Company, LP ("CIC") is a limited partnership of which Ms. Lonnie C. Baxter was the managing general partner on December 31, 1997. As managing general partner, Ms. Baxter had sole voting and investment power for all of the shares owned by CIC, although Ms. Baxter's proportionate interest in CIC is 22.2%. Therefore, Ms. Baxter was deemed to be the indirect beneficial owner of the 1,527,902 shares owned by CIC on December 31, 1997. On January 1, 1998, Mr. Henry J. Bird became the managing general partner of CIC. Therefore, Mr. Bird is currently deemed to be the beneficial owner of the 1,527,902 shares owned by CIC. The address of CIC is 2100 RiverEdge Parkway, Suite 1200, Atlanta, GA 30328.

(3) The shares shown include 132,990 shares owned by Lonnie C. Baxter; 161 shares allocated to the account of Ms. Baxter under the Profit Sharing Plan; 21 shares allocated to the account of Ms. Baxter under the Employee Savings Plan; 83,556 shares that Ms. Baxter votes as trustee of certain family trusts or as custodian for certain family members and as to which she disclaims any beneficial ownership; 2,250 shares which, as of December 31, 1997, Ms. Baxter voted as Chairperson of the Arcadia Wildlife Preserve and as to which she disclaimed any beneficial ownership; and 21,093 shares owned by the Henry Curtis Family Trust of 1990 for which Ms. Baxter shares voting and investment power. The shares shown do not include 1,527,902 shares owned by CIC of which Ms. Baxter was deemed to be the indirect beneficial owner on December 31, 1997, as described in footnote (2). Ms. Baxter is the sister of Henry Curtis VII, a current director and the Vice President of the Company. Ms. Baxter's address is 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328.

(4) The Profit Sharing Plan directs that the Stock Bonus Accounts, and all undistributed income accruing thereon, held in the Trust Fund established under the Plan be invested by the Trustees primarily in shares of the Company's Common Stock. The participants have no power to direct the investment of the Stock Bonus Accounts. Therefore, the Trustees of the Plan are deemed to have investment power with respect to the shares held by the Plan. As a result, the Plan is deemed to be the beneficial owner of the shares held by it and each of the Trustees is deemed to be the indirect beneficial owner of the shares held by the Plan. The Trustees of the Plan are T.R. Carmody, Henry Curtis VII, John H. Karr and Robert J. Dahl. The address of the Plan is 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328.

(5) With regard to the beneficial ownership of shares of Common Stock by Mr. Gundeck, the shares shown include 1,800 shares owned jointly with his wife, 103,200 shares which Mr. Gundeck may acquire upon the exercise of stock options, 523 shares allocated to his account under the Profit Sharing Plan, and 99 shares allocated to his account under the Employee Savings Plan; with regard to Mr. Carmody, the shares shown include 51,547 shares owned jointly with his wife and 33,000 shares which Mr. Carmody may acquire upon the exercise of stock options and do not include 1,018,861 shares for which he shares investment power as co-trustee of the Profit Sharing Plan and for which he disclaims any beneficial ownership; and with regard to Mr. Smith, all the shares shown are shares which Mr. Smith may acquire upon the exercise of stock options.

(6) The shares shown include 75,745 shares beneficially owned by Mr. Biggers, who, in accordance with Company policy, will be retiring as a director immediately after the Annual Meeting. These shares include 4,500 shares which Mr. Biggers may acquire upon the exercise of stock options and 1,180 shares owned by Mr. Biggers' wife as to which he disclaims any beneficial ownership.

(7) The shares shown include 65,729 shares which may be acquired by certain directors and executive officers pursuant to the exercise of stock options; 2,360 shares owned by the spouses of certain directors and executive officers for which the respective persons disclaim beneficial ownership; 51,547 shares owned jointly by a director with his spouse; 79,507 shares voted by a director as trustee and as to which he disclaims any beneficial ownership; 21,093 shares owned by the Henry Curtis Family Trust of 1990 for which a director shares voting and investment power and for which he disclaims any beneficial ownership;

    and 3,413 shares allocated to the accounts of the directors and executive officers under the Profit Sharing Plan and 103 shares allocated to executive officers under the Employee Savings Plan. The shares shown do not include 1,017,446 shares for which Messrs. Carmody, Curtis and Karr share investment power as three of the four co-trustees of the Profit Sharing Plan and for which they disclaim beneficial ownership.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide that the Board of Directors of the Company shall consist of not less than three nor more than fifteen persons and that the number of directors shall be determined from time to time by the Board of Directors. The Articles of Incorporation of the Company further provide that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible. The term of office of one of the classes of directors expires each year, and a new class of directors is elected each year by the shareholders for a term of three years or until their successors are elected and qualified. The Board currently consists of 12 members.

     Mr. Robert Gundeck resigned from the Board of Directors on November 7, 1997. On December 11, 1997, Mr. James F. McDonald was appointed by the Board of Directors to succeed Mr. Gundeck as a director in the class whose term expires at the 1998 Annual Meeting and Mr. William B. Stokely, III, was appointed by the Board of Directors to fill a newly created directorship in the class whose term will expire at the 2000 Annual Meeting.

     Mr. Carmody, whose term expires at the Annual Meeting, will retire from the Board at the expiration of his term and will not stand for re-election. Mr. Biggers, a director in the class whose term is scheduled to expire at the 1999 Annual Meeting, will also retire from the Board as of the Annual Meeting. As a result of Mr. Biggers' retirement, at its February 11, 1998 meeting, the Board reduced the class of directors to serve until the 1999 Annual Meeting to three and the number of directors to 11, effective May 8, 1998.

     The Board of Directors has nominated Larry L. Gellerstedt, III, Hollis L. Harris, W. Stell Huie and James F. McDonald to stand for election as directors at the Annual Meeting. Each of Messrs. Harris, Huie and McDonald is presently a member of the Board of Directors whose term is scheduled to expire at the Annual Meeting. On February 24, 1998, Mr. Gellerstedt was elected President and Chief Executive Officer of the Company, effective March 30, 1998. Each nominee has consented to serve as a director if elected. If elected by the shareholders, Messrs. Gellerstedt, Harris, Huie and McDonald will serve a three-year term which will expire at the time of the 2001 Annual Meeting of Shareholders or at the time their successors are elected and qualified.

     If any of the nominees should become unavailable to serve for any reason (which is not anticipated), the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until the Board locates a suitable candidate or candidates, or by resolution reduce the authorized number of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT MESSRS. GELLERSTEDT, HARRIS, HUIE AND MCDONALD AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     Set forth below is certain information regarding the four nominees for director and all current directors whose terms of office will continue after the Annual Meeting. Information regarding their beneficial ownership of Common Stock of the Company is as of December 31, 1997.

            PERSONS NOMINATED TO SERVE UNTIL THE 2001 ANNUAL MEETING

     LARRY L. GELLERSTEDT, III will become President and Chief Executive Officer of the Company on March 30, 1998. He was previously employed at Beers Construction Company ("Beers") in Atlanta, Georgia from 1978 through 1997. He is currently the nonemployee Chairman of the Board of Beers. From November 1990 through December 1997, Mr. Gellerstedt served as Chairman, Chief Executive Officer and President of Beers. Mr. Gellerstedt is a director of AGL Resources Inc., ALLTEL Corporation, Beers Construction Company, Rock-Tenn Company and SunTrust Bank, Atlanta. Mr. Gellerstedt is also board chairman of the Metropolitan Atlanta YMCA and ESR Children's Health Care System, Inc., and serves on the boards of the Jesse Parker Williams Foundation, the Metro Atlanta Chamber of Commerce, Central Atlanta Progress and The Commerce Club. Mr. Gellerstedt is 41. He beneficially owns no shares of the Common Stock of the Company.

     HOLLIS L. HARRIS served as Chairman, President and Chief Executive Officer of Air Canada from January 1993 until his retirement on August 1, 1996. He previously served as Vice Chairman, President and Chief Executive Officer of Air Canada from February 1992 until December 1992. He was Chairman of the Board, President and Chief Executive Officer of Continental Airlines, Inc. and President and Chief Executive Officer of Continental Airlines Holdings, Inc. from 1990 until 1991. Mr. Harris served as President and Chief Operating Officer of Delta Air Lines, Inc. from 1987 to 1990. Mr. Harris has been a director of the Company since 1988. Mr. Harris is 66. He beneficially owns 830 shares of the Common Stock of the Company.*

     W. STELL HUIE has been Senior Counsel to the law firm of Long Aldridge & Norman LLP, general counsel to the Company, since January 1995. He previously was a Senior Partner in Long Aldridge & Norman LLP from 1984 until January 1995. He has been a practicing attorney since 1953. Mr. Huie has been a director of the Company since 1968. Mr. Huie is 67. He beneficially owns 26,845 shares of the Common Stock of the Company.*(1)(2)

     JAMES F. McDONALD has been President and Chief Executive Officer of Scientific-Atlanta, Inc., a communications company, since July 1993. From July 1991 until July 1993, Mr. McDonald was a general partner in the venture capital firm of J.H. Whitney & Co. Mr. McDonald is a director of Burlington Resources, Inc. and Scientific Atlanta, Inc. He has been a director of the Company since December 11, 1997. Mr. McDonald is 58. He beneficially owns 200 shares of the Company's Common Stock.*

                DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING

     HENRY CURTIS VII has been Vice President of the Company since April 1995. He served as Vice President and Sales Support of Curtis 1000 Inc. from 1992 to March 1995. He previously served as Director of Administration and Sales Support of Curtis 1000 Inc. from 1990 to 1992. Mr. Curtis served as Director of Employee Benefits of the Company from 1983 to 1990 and has held various positions with the Company and its wholly-owned subsidiaries, Curtis 1000 Inc. and Vanier Graphics Corporation, since 1971. He has been a director of the Company since 1989. Mr. Curtis is 49. He beneficially owns 234,513 shares (1.43%) of the Common Stock of the Company.(1)

     C. DOUGLAS MILLER has been Chief Executive Officer and President of Norrell Corporation since October 15, 1993. He joined Norrell Services, Inc., a subsidiary of Norrell Corporation, in 1979, and served as President and Chief Operating Officer of Norrell Corporation from 1990 to his election as President and Chief Executive Officer. Mr. Miller is also Chairman of the Board of Directors of Norrell Corporation. Mr. Miller has been a director of the Company since April 24, 1996. Mr. Miller is 56. He beneficially owns 307 shares of the Common Stock of the Company.*

     G. HAROLD NORTHROP has been Vice Chairman of the Board of Trustees of the Ida Cason Callaway Foundation, a nonprofit foundation (the "Foundation"), since 1992 and Chairman of the Executive Committee of the Board of Trustees of the Foundation since 1991. He also has served as a Trustee of the Foundation and a director of Callaway Gardens Resort, Inc., which operates Callaway Gardens, a resort and convention center, since 1972. Mr. Northrop was President and Chief Executive Officer of the Foundation from 1972 until 1991 and was President and Chief Executive Officer of Callaway Gardens Resort, Inc. from 1972 until 1990. Mr. Northrop has been a director of the Company since 1986. He also is a director of SunTrust Bank of Columbus, Georgia and John H. Harland Company. Mr. Northrop is 62. He beneficially owns 8,251 shares of the Common Stock of the Company.*(2)

                DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING

     F. DUANE ACKERMAN was elected Chairman, President and Chief Executive Officer of BellSouth Corporation effective January 1, 1998. He previously served as President and Chief Executive Officer of BellSouth from January 1997 until December 1997, and was Vice Chairman and Chief Operating Officer of BellSouth Corporation from January 1995 until December 1996. He served as President and Chief Executive Officer of BellSouth Telecommunications, Inc. from 1992 until 1994. From 1991 until 1992 he served as President and Chief Executive Operating Officer of BellSouth Telecommunications, Inc. and from March 1991 until November 1991 he served as its Vice Chairman and Group President. Mr. Ackerman previously served as Vice Chairman -- Finance & Administration of BellSouth Corporation from 1989 until 1991. Mr. Ackerman has been a director of the Company since 1993. In addition to being a director of BellSouth Corporation, Mr. Ackerman is also a director of American Heritage Life Insurance Corporation. Mr. Ackerman is
55. He beneficially owns 5,639 shares of the Common Stock of the Company.*(2)

     THOMAS F. KELLER, Ph.D. has been R.J. Reynolds Professor of Business Administration at Duke University since 1974 and served as Dean of the Fuqua School of Business at Duke University from 1974 until his retirement on June 30, 1996. Dr. Keller has been a director of the Company since 1992. Dr. Keller is also a director of Ladd Furniture, Inc., Nations Funds, Inc., Nations Fund Portfolios, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., Nations Balanced Target Maturity Fund, Inc., Nations LifeGoal Funds, Inc., Hatteras Income Securities, Inc., The Mentor Fund Cash Reserve Trust, Mentor Institutional Trust, Dimon, Incorporated, Wendy's International, Inc., Biogen, Inc., Triangle Community Foundation, and North Carolina Zoological Society and a trustee of Nations Institutional Reserves, Nations Fund Trust and Spillman College. Dr. Keller is 66. He beneficially owns 5,789 shares of the Common Stock of the Company.*(2)

     DANIEL W. McGLAUGHLIN was President and Chief Executive Officer of Equifax, Inc. from January 1, 1996 until January 1, 1998 and has served as a director of Equifax since 1990. He joined Equifax in August 1989 as Senior Vice President, Information Technology and served as Executive Vice President from January 1991 to December 1992, and as President and Chief Operating Officer from January 1993 to December 1995. Mr. McGlaughlin is Chairman of The Georgia Industrial Fellowships for Teachers and

Chairman of the Board of Trustees of the Atlanta Botanical Gardens. Mr. McGlaughlin has been a director of the Company since July 1996. Mr. McGlaughlin is also a director of Equifax Inc., ChoicePoint, FORE Systems, Inc., Nichols Research Corporation, Wachovia Corporation of Georgia and its subsidiary Wachovia Bank of Georgia, N.A., and the Atlanta United Way. Mr. McGlaughlin is
61. He beneficially owns 1,300 shares of the Common Stock of the Company.*

     WILLIAM B. STOKELY, III has been Chairman and President of The Stokely Company, a personal investment holding company, and Stokely Hospitality Properties Inc., which owns and operates restaurants, since 1984 and has been Managing/Operating Partner of Stokely Hospitality Enterprises since 1984. Mr. Stokely served as Chairman of the Board and Chief Executive Officer of Stokely Van Camp, Inc., a food processing and distribution company, from 1981 until 1983, and worked for the company for 20 years. Mr. Stokely is also Chairman and President of the William B. Stokely Foundation. Mr. Stokely serves as Chairman of the Board of the Greater Knoxville Sports Corporation. He has been a director of the Company since December 11, 1997. Mr. Stokely is 57. He beneficially owns 200 shares of the Company's Common Stock.*
---------------

  * Less than one percent of the outstanding shares of Common Stock of the Company.

(1) With regard to Mr. Curtis, the shares shown include 2,925 shares which Mr. Curtis may acquire upon the exercise of stock options, 1,415 shares allocated to Mr. Curtis' account under the Profit Sharing Plan, 54 shares allocated to Mr. Curtis' account under the Employee Savings Plan, 79,507 shares voted by him as trustee of certain family trusts and for which he disclaims any beneficial ownership and 21,093 shares for which he shares voting and investment power as co-trustee of a family trust and for which he disclaims any beneficial ownership and do not include 1,017,446 shares for which he shares investment power as co-trustee of the Profit Sharing Plan and for which he disclaims any beneficial ownership; and with regard to Mr. Huie, the shares shown include 1,180 shares owned by Mr. Huie's wife for which Mr. Huie disclaims any beneficial ownership.

(2) With regard to each of Messrs. Ackerman, Huie, Keller and Northrop, the shares shown include 4,939 shares which he may acquire upon the exercise of stock options.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Executive Committee, a Compensation and Nominating Committee (the "Compensation Committee"), an Audit Committee, and a Finance and Strategic Planning Committee (formerly the Strategic Planning Committee). During the fiscal year ended December 31, 1997, the Board of Directors also had a Directors Affairs Committee and two special committees, an Ad Hoc Committee and a Search Committee. During fiscal 1997, the Board of Directors held seven meetings, the Executive Committee held no meetings, the Compensation Committee held seven meetings, the Audit Committee held two meetings, the Strategic Planning Committee held three meetings, the Directors Affairs Committee held one meeting, the Ad Hoc Committee held nine meetings and the Search Committee held two meetings. Attendance at meetings of the Board of Directors and its committees as a whole averaged 98%. Each director attended 87% or more of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors of which he was a member held during the period in the Company's 1997 fiscal year during which he served.

     The Executive Committee is composed of Messrs. Northrop (Chairman), Biggers, Carmody, Huie and McGlaughlin. This committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors except with regard to a limited number of matters which include amending the Articles of Incorporation or bylaws of the Company, forming, appointing initial members of or delegating responsibility to committees of the Board, filling vacancies on the Board of Directors or any of its committees, approving or proposing to the shareholders action that is required to be approved by the shareholders, or approving a plan of merger that does not require shareholder approval. The Executive Committee is also responsible for reviewing and advising the full Board on management succession issues, including making recommendations to the full Board with respect to selection of a new Chief Executive Officer. The outside director members of the Executive Committee (without the Chief Executive Officer present) are responsible for reviewing, at least annually, the Board's corporate governance principles and practices.

     The Executive Committee is responsible for conducting periodic reviews on at least an annual basis of the Board's performance in order to increase the effectiveness of the Board. The Executive Committee evaluates the Board's performance as a body, including the independence of the Board and the range of experience, expertise and availability of individual Directors. The Executive Committee reviews the Board's relationship with management to ensure that the Board is receiving adequate information and that the Board's involvement with management is effective. The Executive Committee reports its findings to the Board and makes recommendations to improve the Board's performance including any proposals regarding changes in the membership of the Board. All actions of the Executive Committee are submitted for review and ratification by the full Board of Directors.

     The Compensation Committee is composed of Messrs. Huie (Chairman), Ackerman, Harris and Stokely. This committee is responsible for evaluating the performance of the Company's Chief Executive Officer in the course of recommending his salary, bonus and long-term incentives. The committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his performance against such goals. The committee reviews the performance of all of the other executive officers of the Company, recommends to the Board the amount and form of all compensation of executive officers of the Company and recommends to the Board nominees for election to the Board of Directors. The Compensation Committee will consider nominees for director recommended by shareholders if submitted to the Company in accordance with the procedures set forth in Article III, Section 2 of the bylaws of the Company. See "Shareholder Proposals For 1999 Annual Meeting."

     The Audit Committee is composed of Messrs. Keller (Chairman), Harris, Miller and McDonald. This committee is responsible for the review and evaluation of the Company's internal controls and accounting procedures and for the review of audit reports with the Company's independent auditors. In addition, this committee makes recommendations to the Board of Directors concerning the appointment of independent auditors.

     The Finance and Strategic Planning Committee is composed of Messrs. McGlaughlin (Chairman), McDonald, Miller and Northrop. The committee is responsible for reviewing, approving or recommending to the full Board of Directors, as required, the long-term business goals and strategies of the Company, which include strategic considerations in the allocation of corporate resources, and for overseeing the financial objectives, policies, procedures and activities of the Company. The committee reviews, approves for presentation and makes recommendations to the full Board with respect to the Company's financial plans and policy, corporate finance, and charitable activities. The committee provides oversight of, reviews and keeps informed on a timely basis with respect to the Company's policies, practices and proposals with respect to financial management and treasury operations; financial results and status and events having significant financial impact, and makes recommendations to the full Board as the committee deems appropriate with respect to the fiscal affairs of the Company; and significant business development activities and the financial results of such activities, exchange listing requirements, shareholder relations, and appointment of corporate agents, including the Company's transfer agent and registrar.

     The Finance and Strategic Planning Committee also reviews and recommends to the Board for approval long-term business objectives and strategic plans developed by management; reviews the business development activities and allocations of corporate resources recommended by management; reviews, approves or recommends to the full Board, as appropriate, strategic decisions regarding expansion, contraction or exit from existing lines of business and entry into lines of business that involve new strategic directions for the Company; works in conjunction with management to keep the full Board informed of the long-term business objectives and strategic plans of the Company and critical issues associated with those objectives and plans; and provides guidance to management in the development of strategic plans.

     The Director Affairs Committee was composed of Messrs. Northrop (Chairman), Ackerman, Harris and Miller. This committee was responsible for reviewing, at least annually, the effectiveness of the Board of Directors as a whole, including its corporate governance policies and practices, as well as the performance of each incumbent director, and reporting to the Board the results of its analysis and any recommendations. The Director Affairs Committee was also responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics, including age and diversity, required of Board members in the context of the current make-up of the Board. The committee also conducted an annual assessment of Board performance and discussed its findings with the full Board. The responsibilities of the Directors Affairs Committee were assumed by the Executive Committee on December 10, 1997.

     The Ad Hoc Committee was composed of Messrs. Northrop (Chairman), Huie and Keller. The committee worked with management on a regular basis for the purpose of developing management and management succession plans. The responsibilities of the Ad Hoc Committee were assumed by the Search Committee on October 22, 1997.

     The Search Committee was composed of Messrs. Northrop (Chairman), Huie and Keller. The committee was responsible for negotiating a severance arrangement with the Company's former President and Chief Executive Officer, negotiating the compensation arrangement with the Company's Interim President and Chief Executive Officer and taking all steps necessary to hire a new President and Chief Executive Officer.

DIRECTOR COMPENSATION

                               CASH COMPENSATION

     Nonemployee directors receive a quarterly retainer fee of $3,750 plus $1,100 for each meeting of the Board of Directors attended, and a nonemployee Chairman of the Board receives an additional fee of $500 for each meeting of the Board of Directors attended. Nonemployee directors who are members of the Executive Committee, the Compensation Committee, the Audit Committee or the Finance and Strategic Planning Committee, or who were members of the Directors Affairs Committee, receive $750 for each committee meeting attended, and nonemployee Chairmen of these committees receive an additional fee of $500 for each committee meeting attended. Nonemployee directors who were members of the Ad Hoc Committee or the Search Committee received $1,100 for each committee meeting attended, and nonemployee Chairmen of these committees received an additional $500 for each committee meeting attended. Directors who are salaried employees of the Company or any of its subsidiaries generally do not receive fees for their services as directors. However, Mr. Carmody has continued to receive nonemployee directors' fees for the period

November 7 to December 31, 1997 during which he served as Interim President and Chief Executive Officer of the Company. See "Table 1: Summary Compensation Table."

     The Board asked Mr. Northrop to provide additional services in assisting the Company's management personnel and in transitioning management after the resignation of Mr. Gundeck. For these additional services, Mr. Northrop receives a monthly retainer of $10,000 which commenced as of June 15, 1997 and will terminate as of the 1998 Annual Meeting.

                              NONCASH COMPENSATION

     1993 DIRECTORS STOCK INCENTIVE PLAN. The American Business Products, Inc. 1993 Directors Stock Incentive Plan, effective as of October 1, 1993, and as amended December 11, 1996 (the "1993 Plan"), currently provides for the granting of nonqualified stock options ("Options") to directors who are not otherwise compensated employees of the Company or its subsidiaries who elect to receive Options in lieu of all or a portion of their directors' fees. The 1993 Plan also provides that as of the date of the annual shareholders meeting at the beginning of each year for which a nonemployee director is reelected or continues to serve as a director, he will receive a grant of 100 shares of Common Stock, subject to certain restrictions ("Restricted Stock"). (Options and Restricted Stock are referred to collectively as "Stock Rights.")

     A proposal to amend the 1993 Plan will be submitted to the shareholders for approval at the Annual Meeting. See "Proposal 2 -- Approval of Amendment to the 1993 Directors Stock Incentive Plan" for descriptions of the proposed amendment to the 1993 Plan and other material provisions of the 1993 Plan that would not be affected by the amendment. As the 1993 Plan is proposed to be amended, the directors' deferral of fees would be eliminated and the committee administering the Plan (the "Administering Committee") would be authorized to grant, at its discretion, to nonemployee directors Options, which would generally have a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant. The Options would vest over a three-year period. The Compensation Committee currently anticipates that, if the proposed amendment to the 1993 Plan is approved by the shareholders, as of the date of the annual shareholders meeting at the beginning of each year for which a nonemployee director is reelected or continues to serve as a director, the nonemployee director will receive 4,000 Options. See "Proposal 2 -- Approval of Amendment to the 1993 Directors Stock Incentive Plan."

     Eleven directors currently are eligible to participate in the 1993 Plan. During the fiscal year ended December 31, 1997, the Administering Committee granted Options to purchase 1,277 shares of Common Stock at an option price of $11.50 per share to each of the following directors of the Company: Messrs. Ackerman, Keller, McGlaughlin, Miller and Northrop. During the fiscal year ended December 31, 1997, the Administering Committee awarded 100 shares of Restricted Stock to each of Messrs. Ackerman, Biggers, Harris, Huie, Keller, McGlaughlin, Miller and Northrop, and 200 shares of Restricted Stock to Messrs. Carmody, McDonald and Stokely.

     The Company also maintains two additional plans for directors: a deferred compensation plan, known as the "Deferred Compensation Plan for Directors," and another plan, in the nature of a retirement plan, known as the "Deferred Compensation Investment Plan (Directors)."

     DEFERRED COMPENSATION PLAN FOR DIRECTORS. The Company maintains the Deferred Compensation Plan for Directors in which all directors of the Company are eligible to participate. If a director elects to participate, the director may elect to defer retainer fees, meeting fees or all fees otherwise payable to him for service on the Board of Directors. At the election of each participant, amounts deferred under the plan prior to April 1, 1994, are treated as if invested under either a "cash deferral program" or a "phantom stock program." Under the cash deferral program, the deferred fees are credited with deemed interest at a rate determined from time to time by a committee appointed by the Board of Directors of the Company. Under the phantom stock program, the deferred fees are treated as if applied to purchase shares of Common Stock of the Company. A bookkeeping account is set up for the participant which is credited with a number of "stock units" equal to the number of shares of Common Stock that could have been purchased with the fees at the time of deferral. The number of stock units credited to the participant is adjusted periodically to account for dividends, stock splits and other events affecting the number of outstanding shares, as if the stock units were actual shares of Common Stock. All amounts deferred under the plan on or after April 1, 1994 are invested under the cash deferral program.

     Generally, a participant will receive payment of his benefit under the plan in quarterly installments over five years, in cash, beginning after he attains age 70 or, if later, after he retires or otherwise leaves the Board of Directors of the Company. The amount of each cash payment is determined, in the case of the cash deferral program, by the amount of fees deferred plus the interest accrued thereon or, in the case of the phantom stock program, by the number of stock units credited to the participant's account and the market value per share of the Company's Common Stock. If a participant dies before receiving full payment of his benefit under the plan, the remaining amount will be paid in a lump sum, in cash, to his beneficiary.

     Other than Mr. Carmody, the Interim President and Chief Executive Officer of the Company, none of the current executive officers of the Company named in the Summary Compensation Table who also are directors of the Company receive fees for services as a director, and therefore no amounts have been deferred for these individuals under the plan. Mr. Carmody received no fees for his service as a director prior to his retirement from employment with the Company on June 30, 1996; thereafter, he has received fees for his services as a nonemployee director and Chairman of the Board. No amounts have been deferred by Mr. Carmody under the plan. For the 1997 fiscal year, $81,716 representing deemed interest at the rate of 10.79% was credited pursuant to the cash deferral program under the plan and 210.87 stock units representing dividends on phantom stock units, were credited pursuant to the phantom stock program under the plan for the benefit of all current nonemployee directors participating in the plan as a group.

     DEFERRED COMPENSATION INVESTMENT PLAN (DIRECTORS). The Deferred Compensation Investment Plan (Directors) covers certain directors of the Company designated by the Board of Directors of the Company. Under the plan, each participant elected to defer some or all of his 1985 annual compensation for services as a director to be invested in the plan. The Company has invested the deferred funds in life insurance contracts. Under the plan, the Company may change its investment at any time. The maximum annual amount of benefit payable to a fully vested participant is specified in the participant's joiner agreement with the Company but may be reduced due to certain adverse changes in federal income tax provisions. A participant's vested benefit will never fall below the amount of the deferral, plus interest compounded at an annual rate of 12%.

     A participant is fully vested in the amount of his benefit (i) if he remains on the Board to age 60, (ii) if prior to retirement he suffers total and permanent disability or dies, or (iii) upon a change in control of the Company. Upon retirement or other termination of service as a director after attaining age 60, a participant (or his beneficiary if he dies) generally will receive equal monthly payments, beginning at the later of age 70 or retirement, for a period of ten years. If a participant dies before retirement, the participant's beneficiary will receive equal monthly installments of the participant's benefit over a ten-year period. If a participant dies after payments commence, his benefit will be payable to his beneficiary for the remainder of the ten-year payment period. If a participant terminates his service on the Board prior to attaining age 60 for reasons other than death or disability or commits suicide within two years after becoming a participant, he or his beneficiary will receive a lump-sum payment of the amount of compensation he has deferred, plus interest compounded at an annual rate of 12%.

     In fiscal 1997, no amounts were paid under the plan to any current director, no amounts were deferred by any current director, and the Company incurred expense of $85,576 for all current and retired directors who participate in this plan.

                             EXECUTIVE COMPENSATION

     Table 1 summarizes by various categories, for the fiscal years ended December 31, 1997, 1996 and 1995, the total compensation earned by (i) the Interim Chief Executive Officer of the Company, (ii) each of the two most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1997 and whose salary and bonus for the fiscal year ended December 31, 1997 exceeded $100,000, and (iii) the former Chief Executive Officer of the Company (collectively referred to as the "named executive officers"). For information regarding the various factors considered by the Compensation Committee in recommending the compensation of the Chief Executive Officer of the Company and, generally, the other executive officers of the Company, see "Compensation and Nominating Committee Report" below.

                      TABLE 1: SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                                            SECURITIES
                                                 ANNUAL COMPENSATION        UNDERLYING     ALL OTHER
                                             ---------------------------     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR   SALARY(1)   BONUS(2)       (#)            (3)
---------------------------                  ----   ---------   --------   ------------   ------------
T.R. Carmody(4)............................  1997   $ 45,000    $      0           0        $ 39,047
  Chairman, Interim President                1996    237,500           0           0         878,026
  and Chief Executive Officer                1995    435,000     478,500      15,000         198,129
R.W. Gundeck(4)(5).........................  1997    384,375           0           0           7,024
  Former President and                       1996    400,000     200,000      58,000          42,852
  Chief Executive Officer                    1995    295,000     295,000      32,600          32,207
R.G. Smith(6)..............................  1997    220,000           0      84,000          11,801
  Vice President Finance                     1996    200,000      75,000       5,000               0
  and Chief Financial Officer                1995     58,333      20,000           0               0
J. H. Karr(7)..............................  1997     62,500      15,625       7,000          25,000
  Treasurer

---------------

(1) Includes before-tax contributions made to the Employee Savings Plan during fiscal 1997 by Messrs. Gundeck and Smith.

(2) Reflects cash bonus awards earned during the respective fiscal years for the achievement of performance criteria pursuant to the Annual Management Incentive Bonus Plan. (See "Compensation and Nominating Committee Report on Executive Compensation -- Executive Officer Compensation.")

(3) All Other Compensation earned during fiscal 1997 includes the following: (i) Company contributions to the Profit Sharing Plan: Mr. Gundeck -- $5,424 and Mr. Smith -- $5,424; (ii) Company contributions to the Employee Savings
    Plan: Mr. Gundeck -- $1,600 and Mr. Smith -- $1,600; (iii) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr. Smith -- $4,777;
    (iv) the following payments to Mr. Carmody attributable to the period November 7 through December 31, 1997 during which he served as Interim President and Chief Executive Officer: nonemployee directors' quarterly retainer fee -- $2,188, nonemployee directors' meeting fees -- $3,200, Supplemental Retirement Income Plan -- $25,521, and Deferred Compensation Investment Plan (Executives) -- $8,138; and (v) with respect to Mr.
    Karr -- $25,000 representing a moving allowance.

    All Other Compensation earned during fiscal 1996 includes the following:
    (i) Company contributions to the Profit Sharing Plan: Mr. Gundeck -- $7,950 and Mr. Carmody -- $7,950; (ii) Company contributions to the Employee Savings Plan: Mr. Gundeck -- $1,500; (iii) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named executive officers: Mr. Carmody -- $1,310; (iv) Company contributions to the American Business Products, Inc. Executive Retirement Plan: Mr. Gundeck -- $3,330; (v) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr. Gundeck -- $30,072 and Mr. Carmody -- $32,166; (vi) the cash surrender value of a life insurance policy transferred to Mr. Carmody on September 9, 1996 -- $675,600; (vii) expense incurred by the Company under the Deferred Compensation Investment Plan (Executives): Mr. Carmody -- $39,000; and
    (viii) expense incurred by the Company under the Supplemental Retirement Income Plan: Mr. Carmody -- $122,000.

    All Other Compensation earned during fiscal 1995 includes the following:
    (i) Company contributions to the Profit Sharing Plan: Mr.
    Gundeck -- $10,125 and Mr. Carmody -- $10,125; (ii) Company contributions to the Employee Savings Plan: Mr. Gundeck -- $750; (iii) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named executive officers:
    Mr. Carmody -- $3,492; (iv) Company contributions to the American Business Products, Inc. Executive Retirement Plan: Mr. Gundeck -- $3,330; (v) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr. Gundeck -- $18,002 and Mr. Carmody -- $35,512; (vi) expense incurred by the Company under the Deferred Compensation Investment Plan (Executives): Mr. Carmody -- $36,000; and (vii) expense incurred by the Company under the Supplemental Retirement Income Plan: Mr. Carmody -- $113,000.

(4) Mr. Gundeck resigned as President and Chief Executive Officer, effective November 7, 1997; his 1997 salary is attributable to the period January 1, 1997 through November 7, 1997. Mr. Carmody retired from his employment with the Company on June 30, 1996; his 1996 salary is attributable to the period January 1, 1996 to June 30, 1996. Effective November 7, 1997, Mr. Carmody assumed the positions of Interim President and Chief Executive Officer; his 1997 salary is attributable to the period November 7, 1997 through December 31, 1997. See "Employment and Other Agreements" for descriptions of the agreement pursuant to which Mr. Carmody is serving and Mr. Gundeck's separation package. In addition, Mr. Carmody continues to serve as Chairman of the Board of the Company.

(5) Salary includes before-tax contributions by Mr. Gundeck to the American Business Products, Inc. Special Nonqualified Deferred Compensation Plan.

(6) Mr. Smith began employment with the Company on September 11, 1995, as Vice President of Corporate Development. He became Vice President Finance and Chief Financial Officer of the Company on January 1, 1996.

(7) Mr. Karr began employment with the Company on June 30, 1997, and became Treasurer on July 23, 1997.

OPTION GRANTS

     Table 2 sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended December 31, 1997. Included in such information, in accordance with the rules and regulations of the Commission, is the potential realizable value of each option granted, calculated using the 5% and 10% option pricing model.

                   TABLE 2: OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZATION
                                            INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                         --------------------------------------------------------         ANNUAL RATES OF
                          NUMBER OF     % OF TOTAL                                          STOCK PRICE
                         SECURITIES       OPTIONS        EXERCISE                        APPRECIATION FOR
                         UNDERLYING     GRANTED TO       OR BASE                            OPTION TERM
                           OPTIONS     EMPLOYEES IN       PRICE       EXPIRATION    ---------------------------
NAME                     GRANTED(1)     FISCAL YEAR    (PER/SH)(2)      DATE(3)         5%             10%
----                     -----------   -------------   ------------   -----------   -----------   -------------
R.W. Gundeck...........         0              --              --            --              --              --
T.R. Carmody...........         0              --              --            --              --              --
R.G. Smith.............    14,000          4.4164%       $23.6250      07/23/07     $208,006.90   $  527,130.32
                           16,261          5.1297         19.8125      12/10/07      202,611.65      513,457.70
                           53,739         16.9525         19.8125      12/10/07      669,586.59    1,696,863.87
J. H. Karr.............     7,000          2.2082         19.8125      12/10/07       87,219.82      221,032.16

---------------

(1) 14,000 options were granted to Mr. Smith on July 23, 1997 and an aggregate of 77,000 options were granted to the named executive officers on December 10, 1997 pursuant to the American Business Products, Inc. 1991 Stock Incentive Plan (the "1991 Stock Incentive Plan"). The options vest in increments, with 25% of the shares covered thereby becoming exercisable on the first anniversary of the date of grant, an additional 25% of the option shares becoming exercisable on each successive anniversary date, and full vesting occurring on the fourth anniversary date.

(2) The exercise price of an option may be paid in cash, by delivery of already owned shares of Common Stock of the Company or by a combination thereof, subject to certain conditions. To the extent that the exercise price of an option is paid with shares of Common Stock of the Company, a reload option may be granted to the optionee. A reload option is an option granted for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price which is determined on the basis of the fair market value of the Common Stock of the Company on the date the reload option is granted. One or more successive reload options may be granted to an optionee who pays for the exercise of a reload option with shares of Common Stock of the Company. Pursuant to the terms of the 1991 Stock Incentive Plan, the administrative committee of the plan retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice options.

(3) The options were granted for a term of 10 years, subject to earlier termination upon occurrence of certain events related to termination of employment or change of control of the Company.

OPTION EXERCISES

     Table 3 sets forth the number of shares of Common Stock acquired upon the exercise of options by the named executive officers during the fiscal year ended December 31, 1997, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by unexercised options (both exercisable and unexercisable) as of December 31, 1997 and (ii) the respective values of "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at December 31, 1997, which was $21.625.

            TABLE 3: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                                                 FISCAL YEAR-END
                                                            ---------------------------------------------------------
                                                                 NUMBER OF SHARES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  EXERCISE DURING YEAR                OPTIONS                IN-THE-MONEY OPTIONS
                               --------------------------       AT FISCAL YEAR-END            AT FISCAL YEAR-END
                               SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                             ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   --------   -----------   -------------   -----------   -------------
R.W. Gundeck.................         0             $0        103,200             0        $199,500       $      0
T.R. Carmody.................         0              0         32,999             0         154,625              0
R.G. Smith...................         0              0          1,250        87,750           1,094        130,156
J.H. Karr....................         0              0              0         7,000               0         12,688

COMPENSATORY PLANS AND ARRANGEMENTS

     Set forth below is information regarding the Company's compensatory plans and arrangements under which the named executive officers have vested rights to receive future payments in an amount exceeding $100,000. With respect to the Supplemental Retirement Income Plan and the Executive Retirement Plan, Messrs. Gundeck, Smith, and Karr received no payments in fiscal 1997. Mr. Carmody, who retired from employment with the Company on June 30, 1996, received payments of $175,000 under the Supplemental Retirement Income Plan in fiscal 1997. He received no payments under the Executive Retirement Plan. Because Mr. Carmody has been acting as Interim President and Chief Executive Officer of the Company since November 7, 1997, $25,521 attributable to payments under the Supplemental Retirement Income Plan is included in the Summary Compensation Table.

     EXECUTIVE RETIREMENT PLAN. In 1992, the Company adopted the American Business Products Inc. Executive Retirement Plan for the benefit of a specified group of employees of the Company and its subsidiaries. The Executive Retirement Plan is a nonqualified defined contribution plan that permits eligible employees to defer compensation on an after-tax basis. The minimum annual deferral amount is $2,500. For each period for which an employee makes a contribution, the Company will contribute an amount equal to 45% of the employee's contribution amount which does not exceed 2.25% of his compensation for the period. Benefits under the Executive Retirement Plan are provided exclusively through insurance policies.

     Eligible employees include those employees of the Company or its subsidiaries who are actively employed at an open enrollment period and who have either (i) completed one year of employment and have compensation equal to or greater than $50,000, or (ii) completed five years of employment and have compensation equal to or greater than $40,000. For purposes of the Executive Retirement Plan, "compensation" generally includes taxable wages plus deferrals into Internal Revenue Code Section 401(k) or 125 plans. Open enrollment periods are established periodically by the administrative committee of the Executive Retirement Plan.

     Each employee's contributions (and the Company's contributions on behalf of such employee) are invested in split-dollar insurance policies issued by The Confederation Life Insurance Company ("Confederation"). The Company retains ownership of the cash surrender value of each policy in an amount equal to the total of the Company's contributions toward the policy. In addition, the Company retains ownership of a portion of the death benefits of the policy equal to the lesser of the Company's contributions plus 6% interest or the total death benefit. If an employee terminates employment, the Company may cause the insurance company to surrender to the Company the amount of cash surrender value retained by the Company and then release the policy to the employee. Upon the employee's reaching age 65 or an earlier retirement date consented to by the administrative committee, the employee may borrow against or withdraw from the cash surrender value of the policy. Once the employee has withdrawn or borrowed the amount of his or her interest, the Company retains ownership of the policy. Distributions of cash surrender value to the employee will generally be made in monthly installments over a 15-year period. The calculation of amounts payable will be based on the insurance company's internal crediting rate applicable to the policy. The Executive Retirement Plan contains other specific provisions related to hardship withdrawals, loans and distributions from the policies.

     Confederation was placed in rehabilitation in August 1994, and on October 23, 1996, a plan of rehabilitation was confirmed. The plan of rehabilitation provides for life insurance policies, such as the ones held by the Company, to be assumed by Pacific Mutual Life Insurance Company. In 1997, after the completion of the rehabilitation of Confederation and the assumption of the policies by Pacific Mutual Life Insurance Company, the Company offered each participant an opportunity to receive a cash refund of his contributions to the Executive Retirement Plan or to receive a transfer of the full ownership of the split-dollar policy on his life. Those participants who elected a cash refund relinquished their interest in their policies to the Company. Elections were made by each of the participants, and the Company has completed the process to make the refunds or to transfer the policies to most of the Executive Retirement Plan participants. The Company intends that the Executive Retirement Plan will be terminated in the next few months.

     Mr. Gundeck is the only named executive officer who participated in the Executive Retirement Plan. Mr. Gundeck elected to receive a cash refund of his contributions to the Executive Retirement Plan, and he received a final distribution of $46,905.

     SUPPLEMENTAL RETIREMENT INCOME PLAN. The Supplemental Retirement Income Plan covers certain executives of the Company and its subsidiaries who are designated by the Board of Directors of the Company. Upon retirement, a vested participant generally will receive fixed monthly cash payments for life, with guaranteed payments to the participant or his beneficiary for a minimum of 15 years. Annual payments generally are equal to 50% of the highest annual compensation (base salary plus bonus) paid to the participant during the last three years in which the participant received his annual salary prior to reaching age 62, but amounts payable under the plan are subject to dollar limits set by the Board for each participant. Similar death benefits and disability benefits (with specified reductions) are payable beginning on the date of death or disability, respectively, if the participant dies prior to age 62 or becomes disabled. A participant is fully vested (i) when he attains age 62; (ii) when the sum of his age and years of service equals or exceeds 75 years and he has attained at least age 60 while employed by the Company or any of its subsidiaries; (iii) if prior to retirement he dies or suffers total and permanent disability; (iv) if his employment is involuntarily terminated for a reason other than cause; or (v) upon a change in control of the Company. A participant whose employment is voluntarily terminated between the ages of 55 and 60 is partially vested if the sum of his age and years of service exceeds
75. A participant terminated involuntarily for a reason other than for cause is treated as if he remains employed until his retirement (age 60 or 62, at the participant's election).

     Effective as of July 27, 1997, the plan was amended to grant unreduced benefits to certain participants for the greater of the participant's life or 15 years. In the event of the participant's death prior to the expiration of the 15-year payment period, the remaining payments will be made to his beneficiary. Generally, his surviving spouse will receive a monthly survivor benefit for her lifetime in an amount equal to a percentage of the participant's monthly benefit calculated on applicable actuarial assumptions.

     Mr. Carmody, who retired on June 30, 1996, is entitled to and is receiving benefits of $175,000 per year under the plan. Benefits attributable to the period November 7 to December 31, 1997, during which Mr. Carmody served as Interim President and Chief Executive Officer of the Company are included in "Table 1: Summary Compensation Table." Upon his resignation, Mr. Gundeck became fully vested in his benefits of $125,000 per year under the plan, but no payments were made to him during 1997. Expenses incurred by the Company in fiscal 1997 for the benefit of Mr. Carmody were $128,193 and for the benefit of Mr. Gundeck were $500,520.

     DEFERRED COMPENSATION INVESTMENT PLAN (EXECUTIVES). The Deferred Compensation Investment Plan (Executives) covers certain key executives of the Company and its subsidiaries as designated by the Board of Directors of the Company. Under the plan, each participant elected to defer a specified amount of his 1985 annual compensation to be invested in the plan. The Company has invested the deferred funds in life insurance contracts. Under the plan, the Company may change its investments at any time. The maximum annual amount of benefit payable to a fully vested participant is specified in the participant's joiner agreement with the Company but may be reduced due to certain adverse changes in federal income tax provisions. A participant's vested benefit will never fall below the amount of the deferral, plus interest compounded at an annual rate of 12%.

     A participant is fully vested in the amount of his benefit (i) when he attains age 60 while actively employed by the Company or any of its subsidiaries; (ii) if prior to retirement, when he suffers total and permanent disability or dies; or (iii) upon a change in control of the Company. A participant's benefit is payable for life after retirement; however, if a participant dies before actual retirement, the participant's beneficiary will receive equal monthly installments of the participant's benefit over a 15-year period, and if a participant dies after payments commence, his benefit will be payable to his beneficiary for the remainder of the 15-year payment period. The plan was amended effective July 27, 1997 to grant unreduced benefits to certain participants for the greater of the participant's life or 15 years. In the event of the participant's death prior to the expiration of the 15-year payment period, the remaining payments will be made to his beneficiary. Generally, the participant's surviving spouse will receive a monthly survivor benefit for her lifetime in an amount equal to a percentage of the participant's monthly benefit calculated on applicable actuarial assumptions. A participant may elect to begin receiving his vested benefit as early as age 60, but such benefit will be actuarially reduced for each month that payment begins before age 62. If a participant voluntarily terminates his employment between ages 55 and 60 for reasons other than death or disability, he will receive a lump-sum distribution equal to the amount of compensation he has deferred, plus interest accrued at the annual compound rate of 15%. If a participant commits suicide within two years after becoming a participant, goes into competition with the Company, or voluntarily terminates his employment before attaining age 55, he or his beneficiary will receive a lump-sum distribution equal to the amount of his deferral, plus interest accrued at the annual compound rate of 12%. A participant whose employment is involuntarily terminated for a reason other than cause will be 100% vested in his benefit, which will be payable at age 60 or 62 as if he retired or, at his election, in a single lump-sum payment with interest accrued at the annual compound rate of 15%.

     Mr. Carmody, who retired on June 30, 1996, is entitled to and is receiving his maximum benefit of $55,800 per year under the plan. Benefits attributable to the period November 7 to December 31, 1997, during which Mr. Carmody served as Interim President and Chief Executive Officer of the Company are included in "Table 1: Summary Compensation Table." Expenses incurred by the Company for the benefit of Mr. Carmody in fiscal 1997 were $40,875.

     SPECIAL NON-QUALIFIED DEFERRED COMPENSATION PLAN. The Special Non-Qualified Deferred Compensation Plan covers certain key executives and highly compensated employees of the Company. Under the plan, a participant may elect to defer receipt of up to 90% of the cash compensation (including commission and bonuses) payable to him in a given year. The plan is unfunded. All deferrals are held on a participant's behalf by a grantor trust established for the plan and will be subject to the claims of the Company's general creditors in the event of insolvency of the Company prior to payment to plan participants or their beneficiaries. A participant is immediately vested in all deferrals and all income and gain thereon is credited to his individual account. Each participant directs the investment of deferred funds held on his behalf.

     At the time of his deferral election, a participant elects the date on which and the form in which the deferrals will commence to be paid. Payments will be made in either a single lump sum or annual installments over a period elected by the participant up to 10 years. In the event of certain unforeseen emergencies, the plan administrator may, in its sole discretion, pay a participant a portion of his account. Upon termination of a participant's employment for any reason other than death and prior to age 59 1/2, the participant's account will be paid to the participant in a single lump sum as soon as practicable following the date of termination. If a participant dies prior to the complete distribution of his account, the balance of the account will be paid as soon as practicable to the participant's designated beneficiary or beneficiaries in either a lump sum payment or annual installments, as elected by the participant. As soon as possible following a change of control of the Company as defined in the plan, each participant will be paid his account balance in a single lump sum. Amounts deferred by Mr. Gundeck pursuant to the plan are included in the Summary Compensation Table.

EMPLOYMENT AND OTHER AGREEMENTS

     THOMAS R. CARMODY. Effective November 7, 1997, the Company entered into an agreement with Thomas R. Carmody pursuant to which Mr. Carmody is serving as the Company's Interim President and Chief Executive Officer until March 30, 1998, the effective date of Mr. Gellerstedt's appointment as the new President and Chief Executive Officer of the Company. In exchange for his service, Mr. Carmody received a salary of $45,000 for the remainder of the 1997 fiscal year. Effective January 1, 1998, Mr. Carmody's salary is $25,000 per month, to be prorated in the final month of the appointment based on the number of days Mr. Carmody fills the position of Interim President and Chief Executive Officer, divided by thirty (30) days. Mr. Carmody was also paid regular nonemployee director fees for the balance of 1997. See "Table 1: Summary Compensation Table."

     JOHN H. KARR. The Company entered into an agreement with John H. Karr dated June 26, 1997, pursuant to which Mr. Karr serves as Treasurer of the Company. Under that agreement, Mr. Karr is entitled to participate in the Company's management bonus plan, and received a bonus for 1997 of twenty-five percent of the salary paid to him in 1997. Mr. Karr is also entitled to participate in the Company's stock option plan, and was provided a special bonus of $25,000 to defray the expense of relocation. That bonus must be repaid on a prorated basis if Mr. Karr's employment with the Company is terminated within twenty-five months of July 15, 1997. If the Company terminates Mr. Karr's employment without cause, the Company must provide Mr. Karr with nine months of salary, outplacement services at a cost of not more than $15,000, and, at the Company's election, either fully vest any Company contributions on Mr. Karr's behalf in the Company's Profit Sharing Plan and Employee Savings Plan or provide an additional severance amount equal to the amount of any unvested contributions.

     RICHARD G. SMITH. The Company entered into an agreement with Richard G. Smith, dated July 25, 1995, pursuant to which Mr. Smith serves as Vice President and Chief Financial Officer of the Company, specifying the terms of his employment. The Company also entered into a separation agreement with Mr. Smith dated February 14, 1998, which superseded and revoked the separation provisions in the July 25, 1995 agreement. The separation agreement provides that, upon the involuntary termination of Mr. Smith's employment by the Company without cause (as defined in the separation agreement) within five years following the date of the separation agreement, the Company will pay Mr. Smith severance pay equal to $18,333.33 a month for a period of eighteen months. In addition, the separation agreement provides that upon a termination without cause, the committee administering the 1991 Stock Incentive Plan (or a successor plan) will immediately accelerate the vesting of any outstanding stock options held by Mr. Smith on the date of his termination and will extend the term of exercisability of those options until twelve months following the date of his termination.

     RAYMOND J. WILSON. The Company entered into an agreement with Raymond J. Wilson dated May 8, 1997, pursuant to which Mr. Wilson serves as Corporate Controller of the Company. Under that agreement, Mr. Wilson is entitled to participate in the Company's management bonus plan and receive a bonus for 1997 of no less than twenty-five percent of the salary paid to him in 1997. Mr. Wilson is also entitled to participate in the Company's stock option plan. If the Company terminates Mr. Wilson's employment without cause, the Company must provide Mr. Wilson with nine months of salary.

     ROBERT W. GUNDECK. Effective November 7, 1997, Robert W. Gundeck resigned as President and Chief Executive Officer of the Company and as director and/or officer of the Company and its subsidiaries. Pursuant to an agreement between the Company and Mr. Gundeck, dated November 30, 1997 (the "Gundeck Separation Agreement"), Mr. Gundeck agreed to make himself available for consulting services through the last day of the calendar month which is twelve months after November 7, 1997 (the "Severance Period"). Mr. Gundeck agreed to certain restrictions during the Severance Period and for one year thereafter on his ability to solicit any person or entity who transacted business with the Company during the one-year period prior to Mr. Gundeck's resignation, as well as his ability to solicit for employment any person who was an employee of the Company during that same period. Mr. Gundeck also agreed to certain restrictions on his ability to disclose certain confidential and proprietary information with regard to the Company. In addition, Mr. Gundeck and the Company agreed under the Separation Agreement to release each other from certain claims relating to Mr. Gundeck's employment with or resignation from the Company.

     Subject to Mr. Gundeck's compliance with the above provisions of the Separation Agreement, the Company has agreed to continue Mr. Gundeck's salary at a monthly base rate of $37,500 during the Severance Period. In addition, the options or awards held by Mr. Gundeck under the Company's 1991 Stock Incentive Plan became immediately exercisable, and the period of exercise for those outstanding options was extended to November 7, 1998. Upon his resignation, Mr. Gundeck became fully vested in his benefits of $125,000 per year under the Supplemental Retirement Income Plan, and the Company agreed to make payments to him pursuant to the terms of the plan. The Company agreed to transfer or assign to Mr. Gundeck the lease for the Company-leased automobile previously provided for his use. Under the Separation

Agreement, Mr. Gundeck is also entitled to a lump sum amount of $80,000 as severance pay. At Mr. Gundeck's request, as much as $20,000 of the severance pay may be paid directly to an outplacement company of his choice. Unless otherwise requested by Mr. Gundeck, the severance pay will be paid to him on or about June 1, 1998. Mr. Gundeck's participation in each of the Company's employee benefit plans or programs terminated as of November 7, 1997, unless his participation was otherwise continued under the terms of those plans.

COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1997, the members of the Compensation Committee were Messrs. Northrop (Chairman) (until December 10,
1997), Huie (Chairman) (beginning December 10, 1997), Ackerman, Harris, Miller (until December 10, 1997), and Stokely (beginning December 10, 1997). None of them is or has ever been an officer or employee of the Company. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers served on the Company's Compensation Committee. The arrangement pursuant to which a retainer is being paid to Mr. Northrop for certain services rendered by him is described above in "Director Compensation." None of the other members of the Compensation Committee engaged in transactions or had relationships requiring disclosure under Item 404 of Regulation S-K in the fiscal year ended December 31, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The arrangement pursuant to which a retainer is being paid to Mr. Northrop for certain services rendered by him is described above in "Director Compensation." There were no other transactions or relationships requiring disclosure under Item 404 of Regulation S-K for the fiscal year ended December 31, 1997.

                     COMPENSATION AND NOMINATING COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     This report by the Compensation and Nominating Committee of the Board of Directors discusses the Compensation Committee's objectives and policies applicable to the compensation of the Company's executive officers. The report specifically reviews the Compensation Committee's guidelines in establishing the compensation of the Company's Chief Executive Officer and generally with respect to all executive officers. The Compensation Committee is composed entirely of independent, nonemployee directors, whose main focus is always the enhancement of shareholder value. In designing its compensation guidelines, the Compensation Committee desires to attract, retain and appropriately reward executives of exceptional talent and seeks to align the interests of those executives with the Company's shareholders and customers. Both individual and corporate performance are considered. Generally, an executive's compensation package contains three components: base salary, annual incentive compensation and long-term incentive compensation.

EXECUTIVE OFFICER COMPENSATION

     BASE SALARIES. In setting base salaries for the executive officers, the Compensation Committee considers survey-derived data concerning compensation paid by other bonus-paying companies that are similar in size to the Company and that manufacture nondurable goods. While some of the companies identified in the stock performance graph peer group index are included in these surveys, the Compensation Committee believes its competitors for executive talent are also found outside of that group. As a matter of policy, base salaries are targeted at the 50th percentile of comparable companies. These targeted base salary levels provide the Compensation Committee a reference of competitive pay while allowing the Compensation Committee to approve base salaries slightly above or below the survey-derived pay on the basis of individual experience, performance and responsibilities. Generally, the performance of the executive officers is determined by the Chief Executive Officer's evaluation of how well each executive officer has fulfilled his responsibilities, taking into account actual performance as compared to the financial goals established for the Company and other goals established for his area of responsibility. The Compensation Committee annually reviews the survey methodology and, after considering the recommendations of the Chief Executive Officer, determines the base salaries for the executive officers.

     SHORT-TERM INCENTIVE COMPENSATION. Under the Company's Annual Management Incentive Bonus Plan (the "Bonus Plan"), the Company's executive officers and other key employees have the opportunity to earn annual performance bonuses.

     The performance goals for 1997 bonuses were based on achievement in the following areas: sales revenues, net income, margin, and earnings per share. The annual performance goals for the Company are recommended at the beginning of the fiscal year by the Chief Executive Officer and are approved by the Compensation Committee. In the Bonus Plan for 1997, the Compensation Committee established performance standards for each of the corporate financial goals at "acceptable," "target" and "maximum" levels. For 1997, a threshold return of 9% on shareholders' equity had to be achieved before any bonuses were earned regardless of other corporate, business unit or individual performance results.

     The Compensation Committee determined that for the 1997 year, for the Company's President and Chief Executive Officer, performance would be based solely on the Company's corporate financial results. The performance of others eligible for the Bonus Plan would be based on both corporate results as well as attainment of personal goals. Corporate financial performance accounted for approximately 75% of an executive's bonus opportunity, and the achievement of individual goals accounted for the remainder. The Compensation Committee also determined that for the 1997 Bonus Plan, any "windfall" income or unusual significant items of expense and any unplanned business unit consolidation would be excluded from the determination of profits and bonuses. If performance goals were met or exceeded, the Chief Executive Officer could earn from 5% to 90% of base salary as bonus. Other executives participating in the Bonus Plan could earn from 5% to 60% of base salary as bonus. No named executive officers received bonuses under the Bonus Plan for 1997.

     Certain executives who were hired during 1997 received bonuses as promised upon hire. For named executive officers, these amounts totaled $15,625, as reflected in "Executive Compensation -- Table 1: Summary Compensation Table."

     In addition, certain executives received special bonuses in lieu of the contributions to the Profit Sharing Plan which would have been made but for limitations imposed by the Internal Revenue Service on the amount of compensation that may be considered for contributions. Only one named executive officer received a special bonus for 1997, which totaled $4,777, as reflected in "Executive Compensation -- Table 1: Summary Compensation Table."

     LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive compensation program is based on the 1991 Stock Incentive Plan. This program promotes ownership of the Company's Common Stock which, in turn, provides a common interest between the shareholders and executive officers of the Company. In establishing a long-term incentive compensation program, the Compensation Committee concluded that target long-term incentive compensation opportunities (primarily in the form of stock option grants) should be established and that compensation paid under the program should be directly linked to the performance of the Company (as reflected by increases in the price of its Common Stock) and the contribution of the individual thereto.

     Options usually are granted annually, have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and, to encourage a long-term perspective, have an exercise period of ten years. The number of options granted to executive officers is based on a review of grant levels at comparable companies by the Compensation Committee, which is charged with administering the program. Stock options granted to the named executive officers during the fiscal year ended December 31, 1997 and year-end option values are reflected in "Executive Compensation -- Table 2: Option Grants in Last Fiscal Year" and "Executive Compensation -- Table 3: Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values."

     Additionally, the 1991 Stock Incentive Plan provides for the grant of restricted stock awards to key employees at the discretion of the Compensation Committee, either in recognition of extraordinary performance or as a result of the achievement of preestablished performance goals for periods of at least three years. No grants of restricted stock to executive officers were approved during 1997.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Company's Chief Executive Officer is consistent with the compensation philosophy of the Company and is targeted at or slightly below the 50th percentile of comparable companies. In determining the size of the base salary component of the Chief Executive Officer's compensation, the Compensation Committee generally considers competitive industry pay practices, the Company's performance and the Chief Executive Officer's contribution to that performance. Upon Mr. Gundeck's resignation, the Compensation Committee agreed to the compensation for Mr. Carmody indicated in the Summary Compensation Table for his interim period of service in this position.

     On February 24, 1998, Larry L. Gellerstedt, III accepted an offer of employment as President and Chief Executive Officer of the Company, to be effective as of March 30, 1998. The Search Committee (in conjunction with the Compensation Committee) agreed to provide certain signing incentives to Mr. Gellerstedt, including an award of Restricted Stock to be made on March 30, 1998 in an amount equivalent to $250,000. This Restricted Stock will become vested and transferable on December 31, 1998, provided that Mr. Gellerstedt is still employed on that date. In addition, Mr. Gellerstedt will receive a stock option on March 30, 1998, for 50,000 shares of the Company's Common Stock. This option will be priced at the fair market value of the Common Stock on the date of grant, will be immediately vested and will have a term of ten years. Also, as a signing incentive, Mr. Gellerstedt will be guaranteed a minimum bonus of $100,000 for the 1998 fiscal year.

     Mr. Gellerstedt will receive a base salary of $400,000, which will increase to $450,000 upon his election as Chairman of the Board of Directors. He will be eligible to receive annual incentive compensation under the Company's Bonus Plan and long-term incentive compensation under the 1991 Stock Incentive Plan. The Company's offer to Mr. Gellerstedt contemplates that he will provide the Board with a strategic plan for the Company. Upon approval of his strategic plan, the Board will develop a long-term incentive arrangement for Mr. Gellerstedt to increase his ownership in the Company's Common Stock over the period of implementation of his plan.

     If the Company terminates Mr. Gellerstedt's employment without cause (as defined in the offer letter) during the first two years of his employment, or if Mr. Gellerstedt voluntarily terminates during that period for good reason (as defined in the offer letter), the Company will continue his base salary and group health insurance coverage for 12 months. In such a situation, before any payment is made by the Company, Mr. Gellerstedt agrees to sign an agreement containing noncompete, nondisclosure and nonsolicitation provisions to protect the Company for a period of one year. Prior to the end of the second year of Mr. Gellerstedt's employment, the Compensation Committee will negotiate with him as to whether this or any other severance arrangement will apply beyond the second year of his employment.

     If a change in control of the Company occurs and Mr. Gellerstedt is terminated by the Company or quits for good reason within two years thereafter, the Company will pay Mr. Gellerstedt three times the sum of his base salary then in effect plus his most recent bonus under the Bonus Plan and will continue his group health insurance coverage for a period of three years. Payments made to Mr. Gellerstedt under the change in control provisions will be limited or reduced to an amount which will avoid the imposition of golden parachute excise taxes. In the event payments become due under the change in control provisions of the offer letter, Mr. Gellerstedt agrees to sign an agreement containing noncompete, nondisclosure and nonsolicitation provisions to protect the Company for a period of one year.

     The Compensation Committee believes the signing incentives awarded to Mr. Gellerstedt are competitive with those being offered to new chief executive officers hired in comparable situations. Further, the Compensation Committee believes the total compensation arrangement for Mr. Gellerstedt is competitive with that provided by comparable companies and is commensurate with the responsibilities of his office as Chief Executive Officer of the Company.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993 IMPLICATIONS FOR EXECUTIVE
COMPENSATION

     It is the responsibility of the Compensation Committee to address the issues raised by the change in the tax laws which made certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to these companies beginning in 1995. In this regard, the Compensation Committee must determine whether any actions with respect to this limit should be taken by the Company. Given the Company's current level of executive compensation, the Compensation Committee will monitor this situation and will take appropriate action if it is warranted.

     Compensation and Nominating Committee: W. Stell Huie (Chairman), F. Duane Ackerman, Hollis L. Harris and William B. Stokely III.

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Common Stock of the Company with the cumulative total return of companies in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and in a peer group index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, THE S&P 500 INDEX AND A PEER GROUP INDEX

        MEASUREMENT PERIOD          AMERICAN BUSINESS
      (FISCAL YEAR COVERED)          PRODUCTS, INC.      S&P 500 INDEX       PEER GROUP
12/31/92                                          100                100                100
12/31/93                                        92.84             110.08             126.71
12/31/94                                        85.75             111.53             126.65
12/31/95                                       169.78             153.45             166.55
12/31/96                                       153.68             188.68             211.62
12/31/97                                       135.89             251.63             193.76

     Assumes $100 invested on December 31, 1992 in the Company's Common Stock, the S&P 500 Index, and the peer group index and also assumes dividend reinvestment. The peer group index is composed of the following companies: Ennis Business Forms, Inc., Moore Corporation Limited, New England Business Service, Inc., The Reynolds and Reynolds Company ("Reynolds"), The Standard Register Company and Wallace Computer Services, Inc.

                   PROPOSAL 2 -- APPROVAL OF AMENDMENT TO THE
                      1993 DIRECTORS STOCK INCENTIVE PLAN

BACKGROUND

     In 1993, the shareholders of the Company approved the 1993 Directors Stock Incentive Plan. The shareholders are being asked to consider and approve the amendment to the 1993 Plan described below. The Board of Directors believes that the 1993 Plan is a key element of the Company's director compensation program because stock-based compensation promotes the identity of long-term interests between the Company's nonemployee directors and its shareholders. In addition, stock-based compensation aids the Company in attracting and retaining directors, and in stimulating the efforts of directors for the success of the Company and its subsidiaries.

     On February 11, 1998, the Board of Directors approved an amendment to the 1993 Plan, which, if approved by the shareholders of the Company, would, among other changes, change the committee responsible for administering the 1993 Plan, eliminate the ability of directors to receive options in lieu of cash fees, permit the Administering Committee to make discretionary grants of Options to nonemployee directors, increase the vesting period of the Options granted after January 1, 1998, from one year to three years, increase the methods of payment for the exercise of Options, increase the number of shares available for issuance under the 1993 Plan, and eliminate the requirement for shareholder approval of all amendments to the Plan.

     Descriptions of the terms of the existing 1993 Plan that would be affected by the proposed amendment and other material provisions of the Plan that would not be affected by the proposed amendment are set forth below. The descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the text of the 1993 Plan and the proposed amendment thereto. A copy of the full text of the 1993 Directors Stock Incentive Plan, as well as the text of the proposed amendment, will be furnished to any shareholder upon written request made to the Secretary of the Company.

                               PROPOSED AMENDMENT

ADMINISTERING COMMITTEE

     The 1993 Plan currently provides that the members of the Company's Executive Committee who are not eligible to participate in the 1993 Plan are to administer and interpret the Plan. The proposed amendment provides that the 1993 Plan will be administered by the Compensation Committee.

INCREASE IN AUTHORIZED SHARES

     As originally adopted, the 1993 Plan authorized and reserved 150,000 shares of the Common Stock for issuance under the 1993 Plan. Due to stock splits, that number has been adjusted automatically to 225,000 shares. The proposed amendment would increase the number of shares of Common Stock reserved for issuance under the 1993 Plan to 425,000 shares. As of March 16, 1998, the fair market value of the Common Stock was $23.375 per share.

     As of December 31, 1997, 185,029 shares of Common Stock were available for the grant of Stock Rights under the 1993 Plan. The Board of Directors believes that the proposed increase in the number of shares of Common Stock authorized for issuance under the 1993 Plan would enable the Company to continue to attract and retain key directors of the Company and would provide sufficient shares for grants under the 1993 Plan in the foreseeable future.

GRANT OF OPTIONS

     The 1993 Plan currently provides that a director may elect to forego all or a portion of his director's fees and receive in lieu of those fees the number of Options determined by dividing the amount of fees foregone by one-half of the fair market value of the Company's Common Stock on the date of grant. The proposed amendment would eliminate this election and authorize the Administering Committee, at its discretion, to grant Options to the eligible directors from time to time. Nonemployee directors would continue to receive the applicable cash fees for their services as directors.

OPTION PRICE

     The 1993 Plan currently provides that the purchase price of each share of Common Stock subject to an Option is one-half of the fair market value of the Common Stock on the date the Option is granted (the "Option Price"). The proposed amendment provides that for Options granted on or after January 1, 1998, the Option Price will be equal to the fair market value of the Common Stock on the date the Option is granted.

VESTING

     The 1993 Plan currently provides that Options first become exercisable
(vest) on the one-year anniversary of the date of grant. Pursuant to the proposed amendment, Options issued on or after January 1, 1998 would vest on a graduated basis over three years, with one-third of the Options vesting each year.

PAYMENT OF EXERCISE PRICE

     The 1993 Plan currently provides that payment of the Option Price must be made in full in cash or by tendering shares of Common Stock already owned by the director or in a combination of cash and shares. The proposed amendment would add broker-assisted cashless exercises as an additional method of payment of the Option Price for all Options.

AMENDMENT OF THE 1993 PLAN

     The 1993 Plan currently requires that all amendments to the 1993 Plan be approved by the shareholders and that the Plan may not be amended more than once every six months, unless necessary to comply with changes to the Code, the Employee Retirement Income Security Act or any rules or regulations issued thereunder. The proposed amendment would authorize the Board to amend the 1993 Plan at any time. Shareholder approval would be sought when required by law.

      MATERIAL PROVISIONS OF 1993 PLAN NOT AFFECTED BY PROPOSED AMENDMENT

ADMINISTRATION

     Subject to the express provisions of the 1993 Plan, the Administering Committee has full authority to, among other things, determine the terms and provisions of the instruments by which grants of Stock Rights are evidenced.

SHARES AVAILABLE

     Shares underlying any Options granted under the 1993 Plan that expire or terminate without having been fully exercised or vested will be added to the Common Stock otherwise available for grants of Stock Rights under the 1993 Plan. The number of shares available for issuance under the 1993 Plan is subject to readjustment in accordance with the antidilution provisions of the Plan.

ELIGIBILITY

     Directors who are not otherwise compensated employees of the Company or its subsidiaries are eligible to receive Stock Rights under the 1993 Plan. Eleven directors currently are eligible to participate in the 1993 Plan.

OPTIONS

     TERM, VESTING AND EXERCISE OF OPTION. Subject to earlier termination upon an optionee's ceasing to be a director, the term of any Option granted under the 1993 Plan commences on the date the Option is granted and expires three months following the tenth anniversary of the date the Option is granted.

     Generally, no Option will be exercisable unless the optionee has been a director of the Company since the date of grant and is a director on the date of exercise. Upon a change of control of the Company, however, all Options become immediately exercisable for the full number of shares subject to the Option. The vesting period will also be waived and the participant will be fully vested in the Options in the event of the disability, retirement, death of the participant, or his ceasing to serve as director.

     An Option may be exercised for less than the full number of shares of Common Stock subject to the Option, but an Option may not be exercised for less than the lesser of (i) 100 shares, or (ii) the total remaining shares of Common Stock subject to the Option. Upon exercise of an Option, payment must be made in full. Payment must equal the Option Price of the shares subject to the Option being exercised multiplied by the number of shares being purchased.

     TRANSFERS. Options granted under the 1993 Plan are nontransferable and nonassignable except at death. During the lifetime of an optionee, Options are exercisable only by the director.

     DEATH OF OPTIONEE. In the event of the death of an optionee, any Option or unexercised portion thereof which is otherwise exercisable may be exercised by the executor or administrator of his estate at any time prior to the expiration of one year from the date of death of the director.

RESTRICTED STOCK

     AWARDS. Eligible directors under the 1993 Plan will receive an award or awards of Restricted Stock which will provide the recipient with immediate rights of ownership in the shares of Common Stock underlying the award. Awards are subject to conditions and restrictions as specified by the Administering Committee. Each eligible director will receive Restricted Stock as follows: (i) upon an eligible director's initial election to the Board, an individual receives 200 shares of Restricted Stock; (ii) as of the date of the annual shareholders meeting which follows an employee director's retirement as an employee of the Company and continuance in his role as a director, an individual receives 200 shares of Restricted Stock; and (iii) at the beginning of each year for which an eligible director is reelected or continues to serve as a director of the Company, an individual receives 100 shares of Restricted Stock. No director will receive more than 2,000 shares of Restricted Stock.

     RESTRICTIONS. Generally, a recipient of Restricted Stock granted prior to January 1, 1997, will become vested and will obtain a nonforfeitable interest in the Restricted Stock three years after the date of grant. A recipient's interest in Restricted Stock granted after January 1, 1997, generally will become vested and nonforfeitable one year after the date of grant. The three-year or one-year period, as the case may be, will be waived and the recipient will be fully vested in the Restricted Stock in the event of the disability, retirement, or death of the recipient or his ceasing to serve as director for any reason.

     RIGHTS AS A SHAREHOLDER. Recipients of awards of Restricted Stock have the right to vote the shares of Restricted Stock and to receive all dividends or other distributions paid or made with respect to the Restricted Stock; however, recipients do not have the right to transfer, sell or assign the Restricted Stock until the lapse of the restrictions.

ADJUSTMENTS

     In the event of changes in the number of outstanding shares of Common Stock or in the event the Common Stock is changed into or exchanged for a different kind of securities of the Company by reason of stock dividends, splits, combinations, reclassifications or recapitalizations, an appropriate adjustment will be made by the Committee to the number and kind of shares subject to outstanding Stock Rights and remaining available for issuance pursuant to Stock Rights to be granted under the 1993 Plan.

TERMINATION OF PLAN

     The Plan will terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option or (ii) April 27, 2004, the last date upon which Stock Rights may be granted under the 1993 Plan. In addition, the Board of Directors may terminate the 1993 Plan in whole or in part in the event the Board determines that the 1993 Plan is not in the best interest of the Company or its shareholders for any reason. However, no such termination will affect the rights of any optionee who has outstanding Stock Rights without the consent of the optionee.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the consequences under the Internal Revenue Code in effect on the date hereof of the receipt or exercise of Options and awards of Restricted Stock under the 1993 Plan. This summary is not intended to be exhaustive.

NONQUALIFIED STOCK OPTIONS

     Neither the Company nor the optionee has income tax consequences from the issuance of nonqualified stock options (NSOs). Generally, in the tax year when an optionee exercises a NSO, the optionee recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price for such shares. The Company generally will have a deduction in the same amount as the ordinary income recognized by the optionee in the Company's tax year in which the optionee's tax year (of exercise) ends.

     If an optionee exercises a NSO by paying the Option exercise price with previously acquired Company stock, the optionee will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of shares tendered (in payment of the NSO exercised) is considered to have been exchanged in accordance with Internal Revenue Code Section 1036 and the rulings thereunder and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of shares tendered, the optionee will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered. The new shares equal to the number of shares tendered will receive the same basis the optionee had in the tendered shares, and the holding period with respect to the tendered shares will apply to those new shares. The new shares received in excess of the number of tendered shares will have a basis equal to the amount of income recognized by the optionee upon exercise, increased by any nonstock consideration tendered.

RESTRICTED STOCK

     A recipient of Restricted Stock will recognize income upon its receipt, but generally to the extent that it is not subject to a substantial risk of forfeiture. If the Restricted Stock is subject to restrictions that lapse in increments over a period of time, so that the recipient becomes vested in a portion of the shares as the restrictions lapse, the recipient will recognize income in any tax year only with respect to the portion of the Restricted Stock that becomes nonforfeitable during that year. The income recognized will be equal to the fair market value of those shares, determined as of the time that the restrictions on those shares lapse. That income generally will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the recipient of the Restricted Stock.

     A recipient of Restricted Stock may elect instead to recognize ordinary income for the taxable year in which he receives an award of Restricted Stock in an amount equal to the fair market value of all shares of Restricted Stock awarded to him (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, a recipient who has made such an election will recognize gain in an amount equal to the difference between the sales price and the fair market value shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. Any election must be made within 30 days after the transfer of the Restricted Stock to the recipient. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the recipient at the time of his election.

STOCK RIGHTS GRANTED UNDER THE 1993 DIRECTORS STOCK INCENTIVE PLAN

     Options were first granted under the 1993 Plan on April 27, 1994. As of December 31, 1997, Options had been granted to the Company's current nonemployee directors as follows: Mr. Carmody -- 0 shares; Mr. Harris -- 0 shares; Mr. Huie -- 4,939 shares; Mr. Miller -- 1,277 shares; Mr. McDonald -- 0 shares; Mr. Biggers -- 0 shares; Mr. Northrop -- 6,216 shares; Mr. Ackerman -- 6,216 shares; Mr. Keller -- 6,216 shares; Mr. McGlaughlin -- 1,277 shares and Mr. Stokely -- 0 shares. All of such Options were granted at one-half of the fair market value of the Company's Common Stock on the date of grant and the Company received consideration equal to one-half of such fair market value for each Option granted.

     Restricted Stock was first granted under the 1993 Plan on April 27, 1994. As of December 31, 1997, Restricted Stock had been granted to current nonemployee directors as follows: Mr. Carmody -- 200 shares; Mr. Harris -- 400 shares; Mr. Huie -- 400 shares; Mr. Miller -- 300 shares; Mr. McDonald -- 200 shares; Mr. Biggers -- 400 shares; Mr. Northrop -- 400 shares; Mr.
Ackerman -- 300 shares; Mr. Keller -- 300 shares; Mr. McGlaughlin -- 300 shares; and Mr. Stokely -- 200 shares. All the Restricted Stock was awarded at no cost to the directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE 1993 DIRECTORS STOCK INCENTIVE PLAN.

       PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP to continue as independent auditors of the Company for the fiscal year ending December 31, 1998 and has directed that such appointment be submitted to the shareholders of the company for ratification at the Annual Meeting. Deloitte & Touche LLP (or its predecessor) has served as independent auditors of the company since 1969 and is considered by management of the company to be well qualified. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will reconsider the appointment.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                  SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
                         BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Commission and the Exchange. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by it and written representations from the reporting persons that no other reports were required for those persons, to the Company's knowledge, during and with respect to the fiscal year ended December 31, 1997, all filing requirements applicable to its executive officers, directors, and beneficial owners of more than ten percent of the Company's Common Stock were complied within a timely manner.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Shareholder proposals and director nominations intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be submitted to the Company in accordance with the procedures set forth in Article II, Section 1 and
Article III, Section 2, respectively, of the Bylaws of the Company. The effect of these provisions is that shareholders must submit such proposals and nominations in writing to the Company on or before November 20, 1998 in order for such matters to be included in the Company's proxy materials for, and voted upon at, the 1999 Annual Meeting. All such proposals and nominations should be submitted on or before such date by certified mail, return receipt requested, to the Secretary of the Company at 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328 (P.O. Box 105684, Atlanta, Georgia 30348).

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which properly may come before the Annual Meeting. However, if any other matter should be presented properly for consideration and voting at the

Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed proxy card(s) to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interests of the Company.

                                          By Order of the Board of Directors

                                          /s/ Dawn M Gray
                                          DAWN M. GRAY
                                          Secretary

Atlanta, Georgia
March 20, 1998
                             ---------------------

     The Company's 1997 Annual Report, which includes audited financial statements, has been mailed to shareholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                        AMERICAN BUSINESS PRODUCTS, INC.




Dear Shareholder:

         Please take note of the important information enclosed with this proxy ballot. Your vote is very important and we would appreciate your taking a few minutes to review the 1997 Annual Report and the Proxy Statement, which provide background on the proposals being considered at this year's Annual Meeting.

         Please read them carefully and decide how you would like to vote. Please mark the boxes on the attached voting instruction card to vote your shares. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Thank you in advance for your prompt consideration of these matters.

                                    Sincerely,



                                    Thomas R. Carmody
                                    Chairman and Interim President
                                      and Chief Executive Officer

                                                                      APPENDIX A


                        AMERICAN BUSINESS PRODUCTS, INC.
                                  COMMON STOCK

RECORD DATE SHARES:

1. The election as directors of the four nominees listed below to serve until the 2001 Annual Meeting of Shareholders or until their respective successors are elected and qualified.

             // For All Nominees    // Withhold             // For All Except

LARRY L. GELLERSTEDT, III, HOLLIS L. HARRIS, W. STELL HUIE AND JAMES F. McDONALD


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2.       Approval of Amendment to Company's 1993 Directors Stock Incentive Plan.

             // For                 // Against               // Abstain

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1998 fiscal year.

             // For                 // Against               // Abstain

         In their discretion, the proxies are authorized to vote upon such other business that properly may come before the Annual Meeting and any adjournments thereof.





                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    "FOR" EACH OF THE LISTED NOMINEES AND
                                    PROPOSALS.

Please be sure to sign and date
this Proxy.    Date:____________

                                    Mark box at right if an address change or comments has been noted on the reverse side of this card. __


----------------------  ---------------------
Shareholder sign here   Co-owner sign here

                        AMERICAN BUSINESS PRODUCTS, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                     THE 1998 ANNUAL MEETING OF SHAREHOLDERS


         The undersigned hereby appoints Henry Curtis, VII and G. Harold Northrop, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of American Business Products, Inc. (the "Company") which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders, to be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Friday, May 8, 1998 at 11:00 a.m., Atlanta time, and at any and all adjournments thereof, as indicated below. Receipt of the Notice of Meeting and the accompanying Proxy Statement hereby is acknowledged.

         THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE NOMINEES AND EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY CARD
WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED TO A VOTE OF THE SHAREHOLDERS AT THE ANNUAL MEETING.

         If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof by notifying the Secretary of the Company in writing at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may withdraw this proxy card in the manner described above, or by submitting a duly executed and later dated proxy card to the Secretary, or by appearing and voting in person at the Annual Meeting all shares of Common Stock of the Company owned by the undersigned as of the record date (March 2, 1998).

PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

         Please mark, date and sign exactly as your name appears on the proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?

-------------------------------     --------------------------------------------

-------------------------------     --------------------------------------------

-------------------------------     --------------------------------------------

                        AMERICAN BUSINESS PRODUCTS, INC.




Dear Fellow Employee:

         This proxy ballot represents shares of American Business Products, Inc. Common Stock, which are owned for your benefit through participation in the American Business Products, Inc. Profit Sharing Retirement Plan. If you invest through the American Business Products, Inc. Employee Savings Plan ("ESP"), it also includes shares of ABP Common Stock credited to your "ESP" account. As a participant in either or both of these plans, you have the right as a beneficial owner to direct the vote of the shares allocated to your account at the Annual Meeting of Shareholders, which will be held May 8, 1998.

         Your vote, as a beneficial owner, is very important and we would appreciate your taking a few minutes to review the 1997 Annual Report and the Proxy Statement, which provide background on the proposals being considered at this year's Annual Meeting. Read them carefully and decide how you want to vote. Then mark the boxes on the attached voting instruction card instructing the Trustees how to vote shares allocated to your account. Then sign and date the card, detach it and return your proxy vote in the enclosed postage-paid envelope.

         Thank you in advance for your prompt consideration of these matters.

                                    Sincerely,


                                    Thomas R. Carmody
                                    Chairman and Interim President
                                      and Chief Executive Officer

                                                                      APPENDIX B


                        AMERICAN BUSINESS PRODUCTS, INC.

                              EMPLOYEE SAVINGS PLAN
                         PROFIT SHARING RETIREMENT PLAN




1. The election as directors of the four nominees listed below to serve until the 2001 Annual Meeting of Shareholders or until their respective successors are elected and qualified.

           // For All Nominees      // Withhold               // For All Except


LARRY L. GELLERSTEDT, III, HOLLIS L. HARRIS, W. STELL HUIE and JAMES F. McDONALD

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2.       Approval of Amendment to Company's 1993 Directors Stock Incentive Plan.

          // For                    // Against                 // Abstain

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1998 fiscal year.

          // For                    // Against                 // Abstain

         In their discretion, the proxies are authorized to vote upon such other business that properly may come before the Annual Meeting and any adjournments thereof.

                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    "FOR" EACH OF THE LISTED NOMINEES AND
                                    PROPOSALS.

Please be sure to sign and date
this Proxy.    Date:____________

                                    Mark box at right if an address change or comments has been noted on the reverse side of this card. __

--------------------------------
Participant sign here

                        AMERICAN BUSINESS PRODUCTS, INC.
            EMPLOYEE SAVINGS PLAN AND PROFIT SHARING RETIREMENT PLAN THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                      1998 ANNUAL MEETING OF SHAREHOLDERS

         PURSUANT TO THE TERMS OF THE AMERICAN BUSINESS PRODUCTS, INC. EMPLOYEE SAVINGS PLAN (THE "SAVINGS PLAN") AND THE AMERICAN BUSINESS PRODUCTS, INC. PROFIT SHARING RETIREMENT PLAN (THE "PROFIT SHARING PLAN"), THE SHARES OF COMMON STOCK TO WHICH THIS PROXY CARD RELATES MAY NOT BE VOTED IN PERSON AT THE ANNUAL MEETING.

         The undersigned hereby appoints Thomas R. Carmody, Henry Curtis VII, John H. Karr, and Robert J. Dahl (as the Trustees of the Savings Plan and the Profit Sharing Plan), and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of American Business Products, Inc. attributable to the undersigned's account pursuant to the Savings Plan and/or Profit Sharing Plan which the undersigned is entitled to vote in connection with the 1998 Annual Meeting of Shareholders, to be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Friday, May 8, 1998 at 11:00 a.m. Atlanta time, and at any and all adjournments thereof, as indicated below. Receipt of the Notice of Meeting and the accompanying Proxy Statement hereby is acknowledged.

         THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED WITH REGARD TO THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF IN ACCORDANCE WITH THE TERMS OF THE SAVINGS PLAN AND THE PROFIT SHARING PLAN AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment as Trustees of the Plans. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

         If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof and notifies the Trustees at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may withdraw this proxy card in the manner described above or by submitting to the Trustees a duly executed and later dated proxy card.

PLEASE VOTE, DATE AND SIGN AND ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark, date and sign exactly as your name appears on the proxy card. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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